Exhibit 23.1



       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Companys previously filed Registration Statement
File No.  333-30991.




                                  Arthur Andersen LLP


Rochester, New York
March 27, 1998

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Exhibit 23.2



INDEPENDENT AUDITORS CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-30991 of MOSCOM Corporation on Form S-3 of our report dated February 7, 1996, appearing in this Annual Report on Form 10-K of MOSCOM Corporation for the year ended December 31, 1997 and to the reference to us under the heading Experts in the prospectus, which is part of the Registration Statement.




DELOITTE & TOUCHE LLP
Rochester, New York
March 27, 1998
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